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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 (File No. 333-22511) of our reports dated April 22, 1997, on our audits of the consolidated financial statements and financial statement schedule of CSK Auto, Inc. as of February 2, 1997 and for the year then ended. We also consent to the references to our firm under the captions "Experts," "Summary Consolidated Financial Data" and "Selected Consolidated Financial Data."

COOPERS & LYBRAND L.L.P.

Phoenix, Arizona
May 13, 1997